As filed with the Securities and Exchange Commission on June 8, 1998

                                                     Registration No. 333-44475
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  -------
                      POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                                  -------
                            LEGG MASON, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              MARYLAND                               52-1200960
   (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)
                                  -------
                              100 LIGHT STREET
                          BALTIMORE, MARYLAND  21202
                               (410) 539-0000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
         INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                  -------

                             THEODORE S. KAPLAN
                            Senior Vice President
                             and General Counsel
                               Legg Mason, Inc.
                               100 Light Street
                          Baltimore, Maryland  21202
                                (410) 454-4073
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING  AREA  CODE, OF AGENT FOR SERVICE)
                                  -------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time  after  the  effective date of this Registration Statement.
                                  -------

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  [    ]
        If delivery of the prospectus is expected to be made pursuant  to  Rule
434, please check the following box.  [    ]

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
----------
                        Subject to completion, dated June 5, 1998


                                2,572,156 Shares

                                LEGG MASON, INC.

                                  Common Stock

                                ($.10 Par Value)
                                      -------


      This Prospectus relates to 2,572,156 shares of Common Stock, $.10 par value per share (the "Common Stock"), of Legg Mason, Inc. (the "Company") which may be offered for sale by the Selling Stockholders named herein or by pledgees, donees, transferees or other successors in interest. The sales of shares of Common Stock hereunder will be for the account of the Selling Stockholders or such other persons, and the Company will not receive any proceeds from such sales.

      The shares offered hereby may be sold by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, from time to time on the New York Stock Exchange, trading "regular way," in brokerage transactions effected through Legg Mason Wood Walker, Incorporated, a wholly-owned subsidiary of the Company ("Legg Mason Wood Walker"), directly to one or more purchasers, through agents, through underwriters or dealers or through a combination of any such methods of sale, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices to which they agree. Legg Mason Wood Walker and any such underwriter, dealer and agent may receive compensation in the form of discounts, concessions or commissions from the
Selling  Stockholders  or  such  other  persons  who  may  be  effecting  sales hereunder. The Selling Stockholders or other persons effecting sales hereunder, Legg Mason Wood Walker and any underwriters, dealers or agents that participate with the Selling Stockholders in the distribution of shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders or other persons effecting sales hereunder may agree to indemnify Legg Mason Wood Walker and any such underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act.


      The Company has agreed to pay certain costs and expenses incurred in connection with the registration of the shares of Common Stock offered hereby, except that the Selling Stockholders will pay the fees of their own counsel and will be responsible for certain other expenses. See "Selling Stockholders."


      On June 3, 1998, the reported last sale price of the Common Stock on the New York Stock Exchange was $60 1/16 per share.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


                The date of this Prospectus is June [  ], 1998.

Information contained herein is subject to completion or amendment. An amendment to the registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may any offers to but be accepted prior to the time the amendment to the Registration Statement becomes effective. This Prospectus Supplement shall not constitute and offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed with the Commission can be inspected and copied during normal business hours at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials can also be inspected on the Commission's Internet site at "http://www.sec.gov" and at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto), pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

      No dealer, salesman or any other person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders, any other person effecting sales hereunder, or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered shares of Common Stock to which it relates, or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof.


                      DOCUMENTS INCORPORATED BY REFERENCE


      The following documents heretofore filed by the Company under the Exchange Act (File No. 1-8529) with the Commission are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997; and (3) the description of the Company's Common Stock contained in the Amendment on Form 8 filed April 25, 1997 amending the Company's Registration Statement on Form 8-A.


      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide, without charge, to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202, Attention: Charles A. Bacigalupo, Secretary, telephone number (410) 539-0000.


                                  THE COMPANY

      The Company is a holding company which, through its subsidiaries, is engaged in securities brokerage and trading, investment management of institutional and individual accounts and Company-sponsored mutual funds, investment banking for corporations and municipalities, commercial mortgage banking and provision of other financial services. The Company's principal broker-dealer subsidiary is Legg Mason Wood Walker, a full service regional broker-dealer and investment banking firm operating primarily in the Eastern and Mid-South regions of the United States. The Company's principal investment advisory subsidiaries are Western Asset Management Company, Brandywine Asset Management, Inc. ("Brandywine"), Legg Mason Fund Adviser, Inc., Bartlett & Co. and Batterymarch Financial Management, Inc. Through Legg Mason Wood Walker and its predecessors, the Company has been engaged in the securities business since 1899.

      The executive offices of the Company are located at 100 Light Street, Baltimore, Maryland 21202, and its telephone number is (410) 539-0000. Unless the context otherwise requires, all references to the "Company" herein include Legg Mason, Inc. and its predecessors and subsidiaries.


                             SELLING STOCKHOLDERS


      The following table sets forth the names of the Selling Stockholders and the number of shares of Common Stock owned by each of them and offered hereunder. Except for the shares listed below and an aggregate 218,993 shares subject to stock options exercisable within 60 days of the date of this Prospectus held by Messrs. Hoffman, Jamison, Kuensell, Smith and Trumpbour which have been registered pursuant to a registration statement on Form S-8, none of the Selling Stockholders is presently the beneficial owner of any shares of Common Stock.

         NAME                     NUMBER OF SHARES
         ----                     ----------------

         Robert F. Boyd             11,687
         Benedict E. Capaldi       155,446
         Luz E. Carey                  977
         Alexander C. Cutler         1,955
         Judy L. DiMaio                977
         Paul D. Ehrlichman        188,687
         Earl J. Gaskins             4,888
         W. Anthony Hitschler      823,184
         David F. Hoffman           25,419
         Michael D. Jamison        178,910
         Scott L. Kuensell          18,575
         Paul R. Lesutis           214,106
         Carl M. Lindberg          255,167
         Henry F. Otto             165,223
         Willard J. Scott           58,659
         Stephen S. Smith          394,972
         Steven M. Tonkovich        25,419
         Edward A. Trumpbour        47,905
                                 ---------

            Total                2,572,156

      The 2,572,156 shares of Common Stock to which this Prospectus relates were acquired by the Selling Stockholders from the Company in connection with the Company's acquisition on January 16, 1998 of Brandywine, an investment advisory firm located in Wilmington, Delaware (the "Acquisition"). Pursuant to the acquisition agreement, 10% of the shares owned by each person included in the above table is being held in an escrow that will terminate one year after the closing date of the Acquisition. The purpose of the escrow is to secure contingent obligations to indemnify the Company in certain circumstances under the terms of the acquisition agreement.


      The Company and the Selling Stockholders have agreed that the Company will pay the costs and expenses incurred in connection with the registration of the Common Stock and this offering, except that the Selling Stockholders shall pay the fees of their own counsel and shall be responsible for all selling commissions and all transfer taxes and related charges in connection with the offer and sale of such shares. In addition, the Company has agreed to indemnify the Selling Stockholders against liability arising from actual or alleged misstatements in the Registration Statement of which this Prospectus forms a part (other than liabilities arising from information supplied by a Selling Stockholder for use in the preparation of the Registration Statement), and the Selling Stockholders have agreed to indemnify the Company against liability arising from actual or alleged misstatements or omissions in the Registration Statement as the result of misstatements or omissions in the information supplied by the Selling Stockholders for use in the preparation of the Registration Statement.

                             PLAN OF DISTRIBUTION


      The sale of all or a portion of the shares of Common Stock offered hereby by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, may be effected through underwriters or dealers, directly to one or more purchasers, through agents, on the New York Stock Exchange, trading "regular way," in brokerage transactions effected through Legg Mason Wood Walker, or through a combination of any such methods of sale. Any underwriter, dealer or agent involved in the offer and sale of the Common Stock in an underwritten offering will be named in an applicable prospectus supplement. The distribution of the Common Stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Legg Mason Wood Walker and any underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the
Selling Stockholders or such other persons who may be effecting sales hereunder. Underwriters may sell Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Stockholders or other persons effecting sales hereunder, any such underwriters, dealers and agents, and Legg Mason Wood Walker may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts or commissions they receive and any profit on the sale of the Common Stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any discounts, commissions or other compensation paid by the Selling Stockholders to underwriters, dealers or agents in connection with an underwriting offering will be described in an applicable prospectus supplement.

      The Selling Stockholders or other persons effecting sales hereunder may agree to indemnify Legg Mason Wood Walker and any such underwriters, dealers and agents against certain liabilities, including liabilities under the Securities Act.


      Pursuant to the acquisition agreement and an agreement entered into among the Selling Stockholders, there are certain limitations on the aggregate number of shares that can be sold hereunder during certain periods by the Selling Stockholders. For the period beginning the date of this Prospectus and ending November 1, 1998, the aggregate number of shares that can be sold by all of the Selling Stockholders is 386,123 shares, less the total number of shares of Common Stock sold by the Selling Stockholders in one or more underwritten public offerings effected pursuant to the Registration Statement or otherwise.


                                    EXPERTS

      The consolidated statements of financial condition as of March 31, 1997 and 1996 and the consolidated statements of earnings, cash flows, and stockholders' equity for each of the three years in the period ended March 31, 1997, and the consolidated financial statement schedules listed in Item 14(a)(1) and (2) of the 1997 Form 10-K incorporated by reference in this Prospectus from the 1997 Form 10-K, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Theodore S. Kaplan, Esq., the Company's General Counsel. Mr. Kaplan beneficially owns, or has rights to acquire under an employee benefit plan of the Company, less than one percent of the Common Stock of the Company.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses estimated to be borne by the Company in connection with the offering described in this Registration Statement. All such expenses other than the Securities and Exchange Commission registration fee are estimates:

Securities and Exchange Commission
  registration fee...........................  $37,684
Accounting fees and expenses...........  1,500(a)
Printing and/or reproduction............  500(a)
Miscellaneous expenses..................    316(A)

              Total.....................   $40,000

(a) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

      The Selling Stockholders will pay the fees and expenses of their own counsel in connection with the offering described in this Registration Statement.

Item 15.   Indemnification of Directors and Officers

      The Registrant's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

      Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

      The Registrant's officers and directors are insured against certain liabilities under certain policies maintained by the Registrant with aggregate maximum coverage of $35,000,000.

      The foregoing summaries are subject to the complete text of the By-Laws, statute and policies referred to above and are qualified in their entirety by reference thereto.

Item 16.    Exhibits

Exhibit
NUMBER            DESCRIPTION

*1.1  -     Form of Underwriting  Agreement  among  the  Company,  the  Selling
            Stockholders and the several Underwriters listed therein.

5     -     Opinion of Theodore S. Kaplan, Esq., Senior Vice President and
            General Counsel of the Registrant.

23(a) - Consent of Coopers & Lybrand L.L.P., independent public accountants.

  (b) -     Consent of Theodore S. Kaplan, Esq. (included in Exhibit 5).

24    -     Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

-----------
Unless otherwise indicated, exhibits were previously filed.

* To be filed by amendment or by Current Report on Form 8-K pursuant to the Securities Exchange Act of
   1934, as appropriate.


Item 17.    Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement;

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required with or furnished to the Commission to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of

1934 that are incorporated by reference in this Registration Statement;

            (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 5th day of June, 1998.

                                                 LEGG MASON, INC.



                                                  By:/s/ RAYMOND A. MASON
                                                     --------------------------
                                                     Raymond A. Mason
                                                     President and Chief
                                                     Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



       SIGNATURE                                          TITLE
DATE
       ---------                                          -----
----


/S/ RAYMOND A. MASON                           Chairman of the Board, President           June 5, 1998
___________________________                    and Chief Executive Officer
Raymond A. Nelson                              (Principal Executive Officer)



/S/ F. BARRY BILSON                            Vice President - Finance                    June 5, 1998
----------------------------                   (Principal Financial and
F. Barry Bilson                                Accounting Officer)



/S/ HAROLD L. ADAMS *                          Director                                    June 5, 1998
----------------------------
Harold L. Adams



/S/ CHARLES A. BACIGALUPO *                    Director                                    June 5, 1998
----------------------------
Charles A. Bacigalupo

                                      II-4


[SIGNATURES CONTINUED]

/S/ JAMES W. BRINKLEY *                        Director                                    June 5, 1998
----------------------------
James W. Brinkley



/S/ EDMUND J. CASHMAN, JR.*                    Director                                    June 5, 1998
----------------------------
Edmund J. Cashman, Jr.



/S/ HARRY M. FORD, JR. *                       Director                                    June 5, 1998
----------------------------
Harry M. Ford, Jr.



/S/ RICHARD J. HIMELFARB*                      Director                                    June 5, 1998
----------------------------
Richard J. Himelfarb



/S/ JOHN E. KOERNER, III *                      Director                                   June 5, 1998
----------------------------
John E. Koerner, III



/S/ JOHN B. LEVERT, JR. *                        Director                                  June 5, 1998
----------------------------
John B. Levert, Jr.



/S/ W. CURTIS LIVINGSTON *                       Director                                  June 5, 1998
----------------------------
W. Curtis Livingston



/S/ EDWARD I. O'BRIEN *                          Director                                  June 5, 1998
----------------------------
Edward I. O'Brien



/S/ PETER F. O'MALLEY *                          Director                                  June 5, 1998
----------------------------
Peter F. O'Malley



/S/ NICHOLAS J. ST. GEORGE *                     Director                                  June 5, 1998
----------------------------
Nicholas J. St. George

                                      II-5

[SIGNATURES CONTINUED]

/S/ ROGER W. SCHIPKE *                           Director                                  June 5, 1998
----------------------------
Roger W. Schipke



/S/ MARGARET DEB. TUTWILER *                     Director                                  June 5, 1998
----------------------------
Margaret DeB. Tutwiler



/S/ JAMES E. UKROP *                             Director                                  June 5, 1998
----------------------------
James E. Ukrop



/S/ WILLIAM WIRTH *                              Director                                  June 5, 1998
----------------------------
William Wirth



*By:/S/ RAYMOND A. MASON
    ------------------------
      Raymond A. Mason
      Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                      DESCRIPTION
------                      -----------

*1.1    -  Form of Underwriting Agreement among the Company, the Selling
           Stockholders and the several Underwriters listed therein.

 5      -  Opinion of Theodore S. Kaplan, Esq., Senior Vice President and
           General Counsel of the Registrant.

23(a)   -  Consent of Coopers & Lybrand L.L.P., independent public accountants.

  (b)   -  Consent of Theodore S. Kaplan, Esq. (included in Exhibit 5).

24      -  Powers of Attorney of certain directors of the Registrant
           (included on signature pages hereto).

------------
Unless otherwise indicated, exhibits were previously filed.

* To be filed by amendment or by Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934, as appropriate.